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HANSEN, BARNETT & MAXWELL, P.C.
   A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS              Registered with the Public Company
              AND                              Accounting Oversight Board
    BUSINESS CONSULTANTS
   5 Triad Center, Suite 750
 Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
      Fax: (801) 532-7944
        www.hbmcpas.com





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cirtran Corporation

As independent registered public accountants, we hereby consent to the use of our report dated April 16, 2007, with respect to the consolidated financial statements of Cirtran Corporation, in the Registration Statement of Cirtran Corporation on Form S-8 relating to the registration of 60,000,000 shares of common stock.



                                        HANSEN,BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
January 14, 2008

















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